EXHIBIT 25
- ----------

                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D. C.  20549

                                   FORM  T-1

                           STATEMENT OF ELIGIBILITY
                   UNDER THE TRUST INDENTURE ACT OF 1939 OF
                  A CORPORATION DESIGNATED TO ACT AS TRUSTEE

              CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF
                    A TRUSTEE PURSUANT TO SECTION 305(b)(2)
                                                           -------

                                 CHEMICAL BANK
              (Exact name of trustee as specified in its charter)

New York                                                    13-4994650
(State of incorporation                               (I.R.S. employer
if not a national bank)                             identification No.)

270 Park Avenue
New York, New York                                               10017
(Address of principal executive offices)                    (Zip Code)

                              William H. McDavid
                                General Counsel
                                270 Park Avenue
                           New York, New York 10017
                             Tel:  (212) 270-2611
           (Name, address and telephone number of agent for service)

                            The Ryland Group, Inc.
              (Exact name of obligor as specified in its charter)

Maryland                                                    52-0849948
(State or other jurisdiction of                       (I.R.S. employer
incorporation or organization)                      identification No.)

11000 Broken Land Parkway
Columbia, Maryland                                               21044
(Address of principal executive offices)                     (Zip Code)


                                Debt Securities
                      (Title of the indenture securities)



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                                    GENERAL

Item 1.       General Information.

       Furnish the following information as to the trustee:

       (a) Name and address of each examining or supervising authority to which it is subject.

                 New York State Banking Department, State House, Albany, New York 12110.

                 Board of Governors of the Federal Reserve System, Washington, D.C., 20551

                 Federal Reserve Bank of New York, District No. 2, 33 Liberty Street, New York, N.Y.

                 Federal Deposit Insurance Corporation,
                 Washington, D.C., 20429.

       (b)       Whether it is authorized to exercise corporate trust powers.

                 Yes.


Item 2.          Affiliations with the Obligor.

                 If the obligor is an affiliate of the trustee, describe each such affiliation.

                 None.



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Item 16.       List of Exhibits

       List below all exhibits filed as a part of this Statement of Eligibility.

       1. A copy of the Articles of Association of the Trustee as now in effect, including the Organization Certificate and the Certificates of Amendment dated February 17, 1969, August 31, 1977, December 31, 1980, September 9, 1982, February 28, 1985 and December 2, 1991 (see Exhibit 1 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

       2. A copy of the Certificate of Authority of the Trustee to Commence Business (see Exhibit 2 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

       3. None, authorization to exercise corporate trust powers being contained in the documents identified above as Exhibits 1 and 2.

       4. A copy of the existing By-Laws of the Trustee (see Exhibit 4 to Form T-1 filed in connection with Registration Statement No. 33-84460, which is incorporated by reference).

       5.  Not applicable.

       6. The consent of the Trustee required by Section 321(b) of the Act (see Exhibit 6 to Form T-1 filed in connection with Registration Statement No. 33-50010, which is incorporated by reference).

       7. A copy of the latest report of condition of the Trustee, published pursuant to law or the requirements of its supervising or examining authority.

       8.  Not applicable.

       9.  Not applicable.

                                  SIGNATURE

       Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, Chemical Bank, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York and State of New York, on the 5th day of June, 1996.

                                 CHEMICAL BANK


                                 By /s/ P.J. Gilkeson
                                    --------------------------
                                    P. J. Gilkeson
                                    Vice President


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                              Exhibit 7 to Form T-1


                                 Bank Call Notice

                             RESERVE DISTRICT NO. 2
                        CONSOLIDATED REPORT OF CONDITION OF

                                   Chemical Bank
                    of 270 Park Avenue, New York, New York 10017
                      and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,

                    at the close of business March 31, 1996, in accordance with a call made by the Federal Reserve Bank of this District pursuant to the provisions of the Federal Reserve Act.

                                                           Dollar Amounts
                 ASSETS                                     in Millions


Cash and balances due from depository institutions:
       Noninterest-bearing balances and
       currency and coin                                         $  3,391
       Interest-bearing balances                                    2,075
Securities:
Held to maturity securities                                         3,607
Available for sale securities                                      29,029
Federal Funds sold and securities purchased under
       agreements to resell in domestic offices of the
       bank and of its Edge and Agreement subsidiaries,
       and in IBF's:
       Federal funds sold                                           1,264
       Securities purchased under agreements to resell                354
Loans and lease financing receivables:
       Loans and leases, net of unearned income       $73,216
       Less: Allowance for loan and lease losses        1,854
       Less: Allocated transfer risk reserve              104
                                                      -------
       Loans and leases, net of unearned income,
       allowance, and reserve                                      71,258
Trading Assets                                                     25,919
Premises and fixed assets (including capitalized
       leases)                                                      1,337
Other real estate owned                                                30
Investments in unconsolidated subsidiaries and
       associated companies                                           187
Customer's liability to this bank on acceptances
       outstanding                                                  1,082
Intangible assets                                                     419
Other assets                                                        7,406
                                                                ---------
TOTAL ASSETS                                                     $147,358
                                                                =========



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                                   LIABILITIES


Deposits
       In domestic offices                                        $45,786
       Noninterest-bearing                            $14,972
       Interest-bearing                                30,814
                                                      -------
       In foreign offices, Edge and Agreement subsidiaries,
       and IBF's                                                   36,550
       Noninterest-bearing                            $   202
       Interest-bearing                                36,348
                                                      -------
Federal funds purchased and securities sold under agree-
ments to repurchase in domestic offices of the bank and
       of its Edge and Agreement subsidiaries, and in IBF's
       Federal funds purchased                                     11,412
       Securities sold under agreements to repurchase               2,444
Demand notes issued to the U.S. Treasury                              699
Trading liabilities                                                19,998
Other Borrowed money:
       With a remaining maturity of one year or less               11,305
       With a remaining maturity of more than one year                130
Mortgage indebtedness and obligations under capitalized
       leases                                                          13
Bank's liability on acceptances executed and outstanding            1,089
Subordinated notes and debentures                                   3,411
Other liabilities                                                   6,778
                                                                  -------
TOTAL LIABILITIES                                                 139,615


                                  EQUITY CAPITAL

Common stock                                                         620
Surplus                                                            4,664
Undivided profits and capital reserves                             3,058
Net unrealized holding gains (Losses)
on available-for-sale securities                                    (607)
Cumulative foreign currency translation adjustments                    8
                                                              -----------
TOTAL EQUITY CAPITAL                                               7,743
                                                              -----------
TOTAL LIABILITIES, LIMITED-LIFE PREFERRED
       STOCK AND EQUITY CAPITAL                                 $147,358
                                                              ==========


I, Joseph L. Sclafani, S.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

              /s/ JOSEPH L. SCLAFANI


We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in-structions issued by the appropriate Federal regulatory authority and is true and correct.


              /s/ WALTER V. SHIPLEY       )
              /s/ EDWARD D. MILLER        )DIRECTORS
              /s/ THOMAS G. LABRECQUE     )